Exhibit 99.1

Datavault AI Announces Change in Distribution Date for Previously Announced Dividends of Dream Bowl Meme Coin II Tokens and Warrants to Purchase Common Stock to Datavault AI Record Equityholders to February 27, 2026

PHILADELPHIA, PA, February 20, 2026 (GLOBE NEWSWIRE) – Datavault AI Inc. (NASDAQ: DVLT) (“Datavault AI” or the “Company”), a provider of data monetization, credentialing, digital engagement, and real-world asset tokenization technologies, today announced that its board of directors (the “Datavault Board”) has changed the distribution dates for both the (i) previously announced dividend (the “Warrant Distribution”) of warrants (the “Warrants”) to purchase shares of Datavault AI common stock, par value $0.0001 per share (the “Common Stock”), to eligible record holders (“Record Holders”) of Common Stock and other equity securities of Datavault AI and (ii) previously announced dividend (the “Coin Distribution” and, together with the Warrant Distribution, the “Distributions”) of Dream Bowl Meme Coin II (“Dream Bowl Meme Coin II”) tokens to Record Holders, to February 27, 2026 (the “Distribution Date”), from February 23, 2026 (with respect to the Warrant Distribution) and February 21, 2026 (with respect to the Coin Distribution). The record date for each of the Distributions remains January 7, 2026 (the “Record Date”).

The Record Date and/or the Distribution Date for the Distributions may be changed by the Datavault Board for any reason at any time prior to the actual Distribution Date, and completion of the Distributions is conditioned upon the Datavault Board having not revoked the Distributions prior to the Distribution Date, including for a material change to the solvency or surplus analysis presented to the Datavault Board.

No Offer or Solicitation

This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Datavault AI intends to file a prospectus supplement to its base prospectus, dated as of July 9, 2025 (such prospectus supplement, together with the base prospectus, the “Prospectus”), accompanying its shelf registration statement on Form S-3 (File No. 333-288538) filed with the Securities Exchange Commission (the “SEC”) on July 7, 2025, and declared effective on July 9, 2025, registering the distribution of the Warrants for no consideration and the issuance of the Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”) with the SEC, which Prospectus will be available on the SEC’s website located at http://www.sec.gov. Record Holders should read the Prospectus carefully when it is filed with the SEC, including the Risk Factors included and incorporated by reference therein.

About Datavault AI

Datavault AI™ (Nasdaq: DVLT) leads AI-driven data experiences, valuation, and monetization in the Web 3.0 environment. The Company’s cloud-based platform delivers comprehensive solutions through its collaborative Acoustic Science and Data Science Divisions. Datavault AI’s Acoustic Science Division includes WiSA®, ADIO®, and Sumerian® patented technologies for spatial and multichannel wireless HD sound. The Data Science Division harnesses Web 3.0 and high-performance computing for experiential data perception, valuation, and secure monetization across industries including sports & entertainment, biotech, education, fintech, real estate, healthcare, and energy. The Information Data Exchange® (IDE) enables Digital Twins and secure NIL licensing, fostering responsible AI with integrity. Datavault AI’s customizable technology suite offers AI/ML automation, third-party integration, analytics, marketing automation, and advertising monitoring. Headquartered in Philadelphia, PA. Learn more at www.dvlt.ai.

Forward-Looking Statements

This press release may contain “forward-looking statements” (within the meaning of Section 27A of the Securities Act, Section 21E of the Exchange Act of 1934, as amended, the Private Securities Litigation Reform Act of 1995, as amended, and other securities laws) about Datavault AI Inc. (“Datavault AI,” the “Company,” “us,” “our,” or “we”) and our industry that involve risks and uncertainties. In some cases, forward-looking statements can be identified by words such as “may,” “might,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” “likely” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. The absence of these words does not mean that a statement is not forward-looking. Such forward-looking statements, including, but not limited to, statements regarding our declaration and/or payment of dividends, our expectations regarding the terms and/or timing of the Distributions (including that the Datavault Board may change the Record Date and/or the Distribution Date and may revoke either or both of the Distributions entirely), our intention to file a prospectus supplement registering the distribution of the Warrants for no consideration and the issuance of the Warrant Shares upon exercise of the Warrants with the SEC, and whether we will proceed with the Distributions, are necessarily based upon estimates and assumptions that, while considered reasonable by Datavault AI and its management, are inherently uncertain. Forward-looking statements are based on the current beliefs, assumptions, and expectations of management and current market conditions. Readers are cautioned not to place undue reliance on these and other forward-looking statements contained herein. There can be no assurance that future dividends will be declared, and the payment of any dividend is expressly conditioned on the Datavault Board not revoking any or all dividends before their respective distribution dates. Actual results may differ materially from those indicated by these forward-looking statements as a result of various risks and uncertainties including, but not limited to, the following: risks related to legal proceedings that may be instituted against Datavault AI regarding the Distributions, the Dream Bowl Meme Coin II and/or the Warrants; risks associated with the right of the Datavault Board to change the Record Date and/or the Distribution Date, and/or to revoke either or both of the Distributions prior to the Distribution Date; the availability from time to time of the Prospectus and/or an effective registration statement covering the issuance of the Warrant Shares; changes in economic, market or regulatory conditions; and other risks and uncertainties as more fully described in Datavault AI’s filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2024 and other filings that Datavault AI makes from time to time with the SEC, which are available on the SEC’s website at www.sec.gov, and could cause actual results to vary from expectations.

The forward-looking statements made in this press release relate only to events as of the date on which the statements are made. Datavault AI undertakes no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date hereof or to reflect new information or the occurrence of unanticipated events, except as required by law. Datavault AI may not actually achieve the plans, intentions or expectations disclosed in its forward-looking statements, and you should not place undue reliance on such forward-looking statements. Datavault AI’s forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments it may make.

Investor Contact:

800.491.9665

ir@dvlt.ai

Media Inquiries:

info@dvlt.ai